Exhibit 99.1

News Release

Commercial Metals Company Signs Definitive Agreement for Sale of G.A.M. Steel Pty. Ltd.

and Announces Non-Cash Accounting Charge for Quarter Ended May 31, 2016

IRVING, Texas, June 17, 2016 — Commercial Metals Company (NYSE: CMC) announced today that on Friday, June 10, 2016, the Company, through its wholly owned Australian subsidiary, G.A.M. Steel Pty. Ltd., signed a definitive asset sale agreement to sell its remaining steel distribution assets located in Australia. The facility, located in Melbourne, Victoria, distributes and processes primarily long steel products. The transaction is expected to close in July 2016 and is subject to customary closing adjustments.

For the third fiscal quarter ended May 31, 2016, CMC anticipates recording a non-cash impairment charge in the range of $14.0 - $16.0 million in its results from discontinued operations, including the impact of an approximate $13.5 million accumulated foreign currency translation loss.

About Commercial Metals Company

Commercial Metals Company and its subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Forward-Looking Statements

This news release contains forward-looking statements regarding the Company’s expectations relating to its operations in Australia and the Company’s operating plans and future financial results. These forward-looking statements generally can be identified by phrases such as we, CMC or its management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or otherwise.

Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, the following: the completion of potential transactions, including the sale of our remaining steel distribution assets located in Australia, on intended timetables or at all, the exact size of the non-cash impairment charge in our results from discontinued operations and its impact, if any, on our other businesses, global economic conditions, including the ongoing recovery from the last recession and construction activity or lack thereof, and their impact in a highly cyclical industry; rapid and significant changes in the price of metals; excess capacity in our industry, particularly in China, and product availability from competing steel minimills and other steel suppliers including import quantities and pricing; currency fluctuations; compliance with and changes in environmental laws and regulations, including increased regulation associated with climate change and greenhouse gas emissions; potential limitations in our or our customers’ ability to access credit and non-compliance by our customers with our contracts; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; global factors, including political uncertainties and military conflicts; availability of electricity and natural gas for minimill operations; information technology interruptions and breaches in security data; ability to retain key executives; ability to make necessary capital expenditures; availability and pricing of raw materials over which we exert little influence, including scrap metal, energy, insurance and supply prices; unexpected equipment failures; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal

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compliance risks; risk of injury or death to employees, customers or other visitors to our operations; increased costs related to health care reform legislation; and those factors listed under Item 1A. “Risk Factors” included in the Company’s Annual Report filed on Form 10-K for the fiscal year ended August 31, 2015.

Media Contact:	Susan Gerber
214.689.4300